Exhibit 10.2

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

[All pages are initialized.]

AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE

CORPORATE SERVICES MASTER AGREEMENT

Agreement made in the City of Buenos Aires on the 23rd day of August of 2007 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by Messrs Eduardo Sergio ELSZTAIN and Saúl ZANG in their capacities as Attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) Alto Palermo S.A. (APSA), domiciled at Moreno 877, Piso 21 in the Autonomous City of Buenos Aires, represented hereat by Messrs Alejandro Gustavo ELSZTAIN and David Alberto PEREDNIK in their capacities as Attorneys-in-fact (hereinafter “APSA”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Oscar Pedro BERGOTTO and Gastón Armando LERNOUD in their capacities as Attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and APSA designated as “THE PARTIES”);

WHEREAS

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) To facilitate the attainment of the purpose of the Master Agreement dated September 26, 2005, SAP Argentina S.A. and APSA executed the License Agreement for SAP Software End Users (hereinafter the “SAP Agreement”) as well as all amendments and supplementary documentation and also on that date IBM Argentina S.A. and APSA entered into an Agreement for the SAP R/3 Implementation Project (hereinafter the “Implementation Agreement”). Said agreements were executed in the following proportions: 51.40% by APSA in its own name and for its own benefit, 23.30% by APSA on behalf of IRSA and 25.30% by APSA on behalf of CRESUD;

(iii) As a result of the implementation of the SAP Software THE PARTIES adopted, amongst other changes, the automation of the Distribution Process as well as the accrual-basis accounting method abandoning the cash-basis accounting method for the calculation and settlement of Corporate Services;

(iv) THE PARTIES have entrusted Deloitte & Co. S.R.L. (hereinafter “Deloitte”) with the half-yearly review and assessment of the criteria used in the process to calculate and settle Corporate Services, as well as the Distribution Bases and the supporting documentation applied in such procedure which review is reflected in a half-yearly report;

(v) As a result of the experience gained with the implementation of the Master Agreement based on an Implementation Manual in due time prepared by Deloitte, which is currently also working on an update thereto, THE PARTIES have incorporated certain changes as hereinbelow described;

(vi) Given this context and heeding Deloitte’s recommendations, certain operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in January 2005, which THE PARTIES wish to acknowledge in writing;

(vii) The Board of Directors of THE PARTIES have approved the AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Agreement”) on August 17, 2007;

(viii) Additionally, THE PARTIES consider that the Agreement does not match the provisions under Section 73 of Decree 677/01 and they represent that they have notified the Audit Committee of the execution of the Agreement.

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES execute this Agreement subject to the following terms and conditions:

ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II to the Master Agreement as per the following detail:

(i)	Starting in January 2005, a decision was made to include the Internal Audit Department within the Areas mentioned in Exhibit I to the Master Agreement and therefore also in Exhibit II.
(ii)	Starting in July 2005, a decision was made to include the Corporate Services Department within the Areas mentioned in Exhibit I to the Master Agreement and therefore, also in Exhibit II.
(iii)	Starting in January 2005, a decision was made to exclude “Secretaries to the Directors” from the Areas mentioned in Exhibit I and therefore also from the Exhibit II to the Master Agreement.

(iv)

Starting in July 2006, a decision was made to modify the distribution method applicable to the Finance Area of Exhibit II in a manner such that as from that date it should be made up as detailed in the new Exhibit II.

(v)

Starting in July 2006, a decision was made to modify the distribution method applicable to the Works control and supervision services in the Operations Area of Exhibit II in a manner such that starting that month it shall be made up as detailed in new Exhibit II.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding sub-sections and for purposes of updating Exhibits I and II, they shall read as hereto attached.

TWO: THE PARTIES agree to amend Section Three of the Master Agreement in a manner such that starting on the date hereof, the following individuals have been designated as Individual In-charges: Gabriel Adolfo Gregorio Reznik to substitute for Clarisa Diana Lifsic de Estol for CRESUD and Cedric Bridger to substitute for Gabriel Adolfo Gregorio Reznik for IRSA.

THE PARTIES furthermore confirm that Abraham Perelman continues as APSA’s Individual In-charge.

THREE: THE PARTIES represent that all the sections of the Master Agreement that have not been amended pursuant to this Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

[illegible signature] / [illegible signature]

Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

[illegible signature and seal reading “Oscar Pedro Bergotto, Attorney-in-Fact”] /[illegible signature]

Attorneys-in-fact

Alto Palermo S.A. (APSA)

[illegible signature] /[illegible signature]

Attorneys-in-fact

Exhibit I

Description of Corporate Services Exchange Areas

Human Resources

The Human Resources sector renders to THE PARTIES the service consisting in Human Resources Administration and Management. Human Resources Administration spans payroll calculation activities, personnel administration, solidarity issues, benefits and labor relationships.

Human Resources Management includes personnel recruitment, selection, training, job rotation and related activities.

Finance

The Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets and general finance in relation to financial transactions.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting and marketing actions, relations with the media, preparation of articles, brochures and related activities.

Administration

The Administration sector controls all the accounting transactions of THE PARTIES. It is responsible for the companies’ management control and budget, and its main activities consist in the preparation of the financial statements, tax management, supervision of accounts payable and collections.

Information Technology

The IT sector renders to THE PARTIES the service consisting in maintaining, supporting and updating the IT structure.

Support and maintenance at the user level, help desk, back-up and security issues as well as all related activities.

Updates, control and follow-up of software licenses.

Maintenance, updates and support for infrastructure and communications aspects.

Insurance

The Insurance sector is in charge of managing THE PARTIES’ assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Purchases

The Purchases sector is in charge of acquiring the goods and/or services that are most adequate to the intended use, at the lowest cost and in compliance with the deadline set by users.

Furthermore, it takes all necessary measures to obtain the adequate supplier financing for any such purchases.

Errand Running Service

The Errand Running Service renders to THE PARTIES the service consisting in sending and distributing internal and external documentation, menial procurements, going on errands, etc.

Contracts

The Contracts sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc.

Operations

The Operations sector renders to THE PARTIES the services consisting in surveillance, maintenance and control/supervision over works.

Internal Audit

The Internal Audit sector renders to THE PARTIES the services consisting in operational review and control.

Corporate Services Department

The Corporate Services Department renders to THE PARTIES the service consisting in the operational coordination of the Finance, Contracts, Human Resources, Purchases/Insurance, Administration/IT, Operations, Internal Audit, Errand Running Service and Institutional Relations departments.

Exhibit II

Cost Distribution Bases

	Cost Center	Distribution Method
	Human Resources	Number of employees (headcount) under its administration and management.

Finance Each one of the sectors is weighed at 25%.	Capital Markets	Financial transactions outstanding as of the closing date by 40% and the amount of transactions conducted over the last 180/360 days weighed at 60%.

Relations with Investors

Number of shareholders as registered with the Nasdaq, the volume of shares traded in US$as well as market capitalization (the price of the shares as quoted by the number of outstanding shares) with the price diluted as of the closing date. The three variables are weighed at equal parts (33)%.

	Financial Risk	Number of transactions analyzed, valued and consummated and their amount in US$. Both variables are weighed at equal parts (50)%.

	Financial Administration	Total assets weighed at 40% and total liabilities weighed at 60%.

	Institutional Relations	Tasks performed and the time spent in each.

	Administration	Amount and number of payments and collections.

	IT	Number of desktops, licenses, volume of PCs and servers.

	Insurance	Insured amounts and volume of losses. Both variables weighed at equal parts (50)%.

	Purchases	Purchase orders by weighing their volumes and amounts.

	Errand Running Service	Number of errands run.

	Contracts	Tasks performed and the time spent in each.

Operations	Security	By the hour.

The three variables are averaged (mix).	Maintenance Works	By surface area. By the hour.

	Internal Audit	Tasks performed and the time spent in each.

	Corporate Services Department	Average based on the use by each company of the corporate areas.

THIS DOCUMENT, CONSISTING OF 7 (seven) PAGES, IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 29th day of November, 2007.

[For authentication purposes only:]

ESTE DOCUMENTO, COMPUESTO DE 7 (siete) PÁGINAS, ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en idioma castellano que he tenido ante mí y al cual me remito en Buenos Aires, a los 29 días de noviembre de 2007.